UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2012 (April 26, 2012)

HCA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

HCA Holdings, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on April 30, 2012 for the sole purpose of disclosing the decision as to the frequency with which it will conduct future advisory votes on the compensation of the Company’s named executive officers.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported, the Company held its Annual Meeting of Stockholders on April 26, 2012 (the “Annual Meeting”). In its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2012, the Company reported the results of the voting at the Annual Meeting, including the approval by its stockholders, on an advisory basis, of the Board of Directors’ recommendation to hold an advisory vote on the compensation of the Company’s named executive officers every year.

In light of stockholder approval at the Annual Meeting to hold an advisory vote on the compensation of the Company’s named executive officers every year, the Company’s Board of Directors has determined to hold an advisory vote on the compensation of the Company’s named executive officers every year, until the next advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers or until the Board of Directors otherwise determines that a different frequency for such advisory vote would be in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC. (Registrant)

By:	/s/ John M. Franck II
John M. Franck II
Vice President – Legal & Corporate Secretary

Date: May 18, 2012